UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 20, 2013

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Agreements with Clear Sky Energy S.A. de C.V.

Gasifier Purchase Agreement

On March 20, 2013, MagneGas Corporation (the “Company”) and Clear Sky Energy S.A. de C.V. (“CSE”) entered into a Gasifier Purchase Agreement (the “Purchase Agreement”) pursuant to which CSE will purchase a refinery from the Company for an aggregate purchase price of $2.7 million plus 5% royalties, calculated based upon the Company’s gross revenue (the “Purchase Price”).  On July 16, 2012, the Company and CSE had entered into a binding initial contract (the “Initial Contract”) by which CSE and the Company agreed to enter into the Purchase Agreement to enter into the transactions contemplated in the Initial Contract.  The Initial Contract required a deposit of $100,000 and CSE is required to make an additional $100,000 payment to the Company on or before March 30 and the payment of the first installment of $765,000 (the “First Installment”) will be due no later than 15 days following CSE’s receipt of all required permits to operate the Gasifier in Mexico. Following receipt of the First Installment, the Company has 90 days to build the refinery, or the Purchase Price will be reduced by $5,000 per week, up to a maximum reduction of $150,000. Upon completion of the construction of the Gasifier, the Company will receive an additional installment of $865,000 (the “Second Installment”).  The final payment of $870,000 will be due once successful testing of the completed Gasifier has occurred.  Under the Purchase Agreement, the Company has also committed to supply up to five additional Gasifiers during the five-year term of the Purchase Agreement, pursuant to a purchase price and royalty payments described in the Purchase Agreement.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Purchase Agreement, which is attached as exhibit 10.1 to this Current Report on Form 8-K (this “Report”).

Distribution Agreement

In connection with the Purchase Agreement, the Company and CSE entered into a Distribution Agreement (the “Distribution Agreement”), dated March 20, 2013.  Pursuant to the Distribution Agreement, the Company will grant CSE a non-exclusive right to distribute the Company’s products throughout Latin America, with a three-year option to acquire exclusive rights to additional territories in Latin America, and exclusive rights to distribute the Company’s products in Mexico subject to certain minimum refinery purchase requirements.  The Distribution Agreement also grants to CSE a three-year right of first refusal to acquire exclusive distribution rights in Brazil.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the copy of the Distribution Agreement, which is attached as exhibit 10.2 to this Report.

License Agreement

On March 20, 2013, the Company and CSE also entered into a Limited License Agreement (the “License Agreement”) whereby the Company granted to CSE a right to use the Company’s various trademarks, service marks, logos, and trade names relating to the products covered by the Purchase Agreement (the “Marks”). The right and licenses to use the Marks are exclusive to the extent that the distribution rights granted in the Distribution Agreement are exclusive and non-exclusive to the extent that such distribution rights are non-exclusive.

The foregoing description of the License Agreement is not complete and is qualified in its entirety by reference to the copy of the License Agreement, which is attached as exhibit 10.3 to this Report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Gasifier Purchase Agreement, dated March 20, 2013, by and between MagneGas Corporation and Clear Sky Energy S.A. de C.V.

10.2	Distribution Agreement, dated March 20, 2013, by and between MagneGas Corporation and Clear Sky Energy S.A. de C.V.

10.3	License Agreement, dated March 20, 2013, by and between MagneGas Corporation and Clear Sky Energy S.A. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: March 21, 2013	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer